EXHIBIT 10.8




                           SUPPLY AGREEMENT*

     This Supply Agreement is dated February 17, 1997, between Coffee People, Inc., an Oregon corporation ("Coffee People") and Coffee Bean International, Inc., an Oregon corporation ("CBI").

     It is hereby agreed as follows:

     1. TERM. The term of this agreement is from December 1, 1996, until November 30, 1997.


     2. PRODUCTS.

          (a) COFFEE PRODUCTS NORMALLY STOCKED BY CBI. Coffee Bean will roast and supply Coffee People with coffee in the same manner and of the same quality as previously established between the parties. All sales by CBI to Coffee People shall be in accordance with normal CBI terms of sale except as modified by this agreement. All roasted coffee supplied by CBI to Coffee People will have been roasted and vacuum valve-bagged less than 30 days prior to delivery. CBI will strive for delivery within 2 weeks of the roasting date.

          (b) COFFEE VOLUME COMMITMENT. Coffee People agrees to purchase a minimum of 75,000 pounds of roasted coffee during each quarter.

          (c) COFFEE PRODUCTS NOT NORMALLY STOCKED BY CBI. Upon written request from Coffee People, CBI agrees to purchase and roast coffees not normally stocked by CBI; provided, however, that at the end of a period to be agreed upon in each case, Coffee People agrees that it will purchase the balance of such coffee remaining unsold by CBI. With respect to roasted coffees which Coffee People is required to purchase at the end of such agreed time period, Coffee People shall pay for such coffee at the roasted cost plus roaster fee computed under this agreement. With respect to green coffee which Coffee People is required to purchase at the end of such agreed time period, Coffee People shall pay CBI's landed cost for the green coffee. No outstanding requests exist at this time.

     3. PRICE.

          3.1 PRICE FOR ROASTED COFFEE. For each calendar quarter, for each type of coffee purchased from CBI, Coffee People shall pay to CBI an amount equal to CBI's roasted cost per pound plus a roaster fee, as further defined herein. In


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* Certain material contained in this exhibit and indicated by "***" has been omitted and filed separately with the Securities and Exchange Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

addition, for stores located outside the Portland Metro area, Coffee People agrees to pay freight costs less a $*** allowance. At the beginning of each calendar quarter the parties shall establish a base cost (roasted coffee costs plus a freight factor based upon estimated out of area shipments) for each type of coffee purchased by Coffee People. This base cost shall serve as a basis for billing purposes during the quarter. At the end of each calendar quarter, the parties shall compute the total price for coffee purchased by Coffee People plus actual net freight costs for shipments outside the Portland Metro area and determine a final adjustment, as follows:

          (a) Determine CBI's green cost. First, the parties shall determine CBI's green cost. CBI's green cost is CBI's cost of green coffee computed in accordance with generally accepted accounting principles using a first-in first-out cost-flow assumption. (For example, assume CBI has in inventory on November 1, 1995, 100 lbs. of Green Java Estate #1 at an average cost of $2.00 per pound. During the calendar quarter ending December 31, 1996, CBI purchases 400 pounds of Green Java Estate #1 at a total cost of $1,000.00 [$2.50 per pound average]. Also during the same calendar quarter, CBI sells 300 pounds of Green Java Estate #1. CBI's green cost is determined as follows:

                                   Quantity        Cost/Lb.         Total

Beginning inventory                100 lbs          $2.00         $  200.00

Cost of Purchase (Note 1)          400 lbs          $2.50          1,000.00
                                   -------                        ---------

Goods available for sale           500 lbs          $2.40          1,200.00

Cost of Product Sold (Note 2)      300 lbs          $2.33           (700.00)
                                   -------                        ---------

Ending Inventory                   200 lbs          $2.50         $  500.00
                                   =======                        =========

     Note 1 - Cost of purchases is CBI's cost of green coffee purchased and received during the calendar quarter and delivered at Portland, Oregon.
     Note 2 - 100 lbs at $2.00 = $200 plus 200 lbs. at $2.50 = $500

In this example, CBI's green cost during the calendar quarter ending December 31, 1996 is $2.33 per pound.

          (b) DETERMINE THE ROASTED COST. Second, the roasted cost is determined by applying a *** shrinkage factor to CBI's green cost as determined in section 3.1(a) above. Roasted cost is equal to green cost as determined in section 3.1(a) divided by ***.

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          (c) DETERMINE THE PRICE TO COFFEE  PEOPLE.  The price to Coffee People is equal to the roasted cost per pound as determined in section 3.1(b) above plus the roaster fee, the sum of which is multiplied by the number of pounds delivered to Coffee People during the quarter. The roaster fee shall be as follows:

          If the quantity of roasted coffee          Then the  roaster  fee is
          supplied during a particular               as follows:
          month is in the following range:

          *** lbs to 29,999 lbs                      $*** per lb.
          *** lbs to 39,999 lbs                      $*** per lb.
          *** lbs to 49,999 lbs                      $*** per lb.
          *** lbs to 59,999 lbs                      $*** per lb.
          *** lbs to 67,499 lbs                      $*** per lb.
          *** lbs to 74,999 lbs                      $*** per lb.
          *** lbs to 82,499 lbs                      $*** per lb.
          *** lbs or more                            $*** per lb.

          (d) DELIVERY/FREIGHT COSTS. Deliveries to Coffee People locations in the Portland Metro area shall be without charge to Coffee People. Deliveries to other locations shall be by UPS or common carrier as directed by Coffee People. Freight will be charged on all shipments outside the Portland Metro area. Since CBI will not incur local delivery costs for these orders, a $*** allowance will be provided as an offset to the freight charges. Will Call orders will also received a $*** pick-up allowance.

          (e) DETERMINE THE QUARTERLY ADJUSTMENT. The quarterly adjustment is determined by comparing Coffee People's actual price for all coffee delivered during the calendar quarter plus the actual net freight for out of area orders to the amount billed for the quarter. If the price to Coffee People exceeds the amount billed, then Coffee People shall be billed an amount equal to the difference. If the price to Coffee People is less than the amount billed, then Coffee People shall receive a credit for the difference.

          (f) ADDITIONAL CHARGES. Grinding and flavoring of coffee shall incur an additional charge equal to $*** per pound for grinding and $*** per pound for flavoring without nuts and $*** per pound for flavoring with nuts. Coffee People currently supplies CBI with labels for 5 lb bulk private label coffee products. Consequently, the label cost is not included in the roaster fee. The additional cost to supply the label would be $***.

          3.2 PRICE FOR GREEN COFFEE. The price for green coffee purchased by Coffee People shall be CBI's green cost as determined in section 3.1(a) above plus *** per pound. The minimum order shall be 5 bags assorted, at any one time.

          3.3 PRICE FOR NON COFFEE PRODUCTS. The price for non coffee products currently purchased from CBI will be based upon CBI's wholesale catalog price less the following discounts:

          CATEGORY                                   DISCOUNT
          Filters, paper                             ***
          Filters, Swiss Gold                        ***
          Candy                                      ***
          Ground chocolate                           ***
          Torani syrup                               ***
          Panache Cocoa                              ***
          Panache Frozen Latte Mix                   ***
          Xanadu Tea                                 ***
          Country Spice Tea                          ***

For products not addressed in the table above, pricing will be determined on a case by case basis.

     4. ORDERING CHARGE. Coffee People will incur an ordering charge of $*** for each order in excess of the monthly ordering allowance as defined below:

          Order Allowance/Mo. = *** of coffee purchased.

          Example:
          -------
          In November, CBI receives 100 orders for coffee totaling 30,000 pounds. The order allowance for November would be:

     Total lbs. in Month     Lbs. divisor    Monthly allotment   Order allowance
       [  30,000          /       ***    ] x       ***         =       ***

The order charge for November would be:

     Orders              Order allowance     Charge/Order        Order Charge
       [     100         -       ***    ]  x      $***         =      $***

     If the order allowance exceeds the actual numbers of orders in a given month, the difference will be carried forward as a credit against future order charges. For example, if in a month that Coffee People is entitled to 50 orders, Coffee People only places 48 orders, then Coffee People would be entitled to place 52 orders the subsequent month.

     5. PAYMENT. Payment terms for goods purchased by Coffee People are net 30 days. Balances from zero to 30 days past due shall be charged with interest at a rate of the prime interest rate as published in the Oregonian plus 1.75% per annum. Balances over 30 days past due will be charged with interest at a rate of the prime interest rate as published in the Oregonian plus 6.75% per annum.

     6. PRODUCT FRESHNESS. CBI agrees to ship all bulk coffee products within 30 days of roasting. In the event Coffee People stores receive product(s) beyond the 30 day limit, after considering normal transit time, CBI agrees to replace the product(s) and pay for the transit charges to return the outdated goods to CBI.

     7.  CONFIDENTIALITY.   Coffee  People  acknowledges  that  it  may  receive
confidential information concerning CBI's product costs, company overhead costs and proprietary blend recipes.

          7.1 All confidential or proprietary information of CBI shall be used solely for the purposes contemplated by CBI and for no other purpose.

          7.2 The terms of this agreement, the evaluation of all confidential information received by Coffee People, and all confidential or proprietary information of CBI shall be held in confidence and not disclosed to any third party without the prior written approval of CBI; provided, however that Coffee People may disclose the existence of this Supply Agreement itself without disclosing the specific terms.

          7.3 Promptly upon written request from CBI, Coffee People will deliver to CBI all tangible forms of confidential or proprietary information and all materials derived from or based in whole or in part on such confidential or proprietary information including, but not limited to, all memoranda, summaries, notes, drawings, models, samples and prototypes, without retaining any copies.

          7.4 These confidentiality provisions shall not apply to information which Coffee People can prove was lawfully in its possession prior to disclosure by CBI or which is or becomes a part of the public domain other than by an act or omission of Coffee People or which is subsequently disclosed to Coffee People by a third party having the right to do so.

          7.5 The confidentiality provisions of this agreement shall survive the termination of this agreement.

     8. NONSOLICITATION. Coffee People agrees not to solicit CBI customers or target CBI accounts and agrees to cooperate with CBI with the view that Coffee People will not be in direct competition with CBI for CBI's wholesale coffee business. CBI recognizes that Coffee People has the right to provide coffee to OCS distributors (such as GCC) and retailers (such as Durst's Market, Guckenheimers @ Nike, etc) without violating this contract.

     9. ARBITRATION. In the event any controversy or claim arising out of this agreement cannot be settled by the parties, such controversy or claim shall be settled by arbitration in accordance with the then current rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction hereof.

     10.   INTERPRETATION.   If  a  provision  of  this  Agreement  is  void  or
unenforceable, then such provision shall be enforced to the fullest extent allowed by law and all other provisions shall remain fully enforceable.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.


COFFEE BEAN INTERNATIONAL, INC.,             COFFEE PEOPLE, INC., an
an Oregon corporation                        Oregon corporation



By: \s\ Jim Myers                            By: \s\ Jim Roberts
   -----------------------------                -----------------------------
   Jim Myers, President                         Jim Roberts, CEO


By: \s\ Robert Sharp                         By: \s\ Taylor Devine
   -----------------------------                -----------------------------
   Robert Sharp, CFO                            Taylor Devine, COO